UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2007, Krispy Kreme Doughnut Corporation (“KKDC”), a wholly owned subsidiary of Krispy Kreme Doughnuts, Inc. (“KKDI”), entered into a $160 million credit agreement, dated as of February 16, 2007, by and among KKDC, KKDI, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), Credit Suisse, Cayman Islands Branch, as administrative agent, collateral agent, issuing lender and swingline lender, and the lenders party thereto, comprised of a $110 million term loan and a $50 million revolving loan. The term loan amortizes in quarterly installments of $275,000 beginning in April 2007 with a final payment of the remaining term loan balance due in February 2014. The revolving facility has a six year term ending in February 2013. The revolving credit facility provides that up to $30 million of this facility may be used by KKDC to obtain letters of credit. The new facility may be retired without penalty at any time. Proceeds of the term loan were used to repay the approximately $107 million outstanding balance under KKDC’s prior credit facility (which had been arranged by Credit Suisse, Cayman Island Branch), and to pay fees and expenses related to the new financing and the retirement of the prior facility. Loans under the new credit agreement bear interest at LIBOR plus 3.00% (subject to a stepdown based on credit ratings). Upon the occurrence of customary events of default set forth in the credit agreement, including payment defaults, breaches of covenants, a change of control and insolvency/bankruptcy events, the administrative agent may and, upon the request of a majority of the lenders, shall, accelerate repayment of the loans.

In connection with the credit agreement referred to above, KKDC, KKDI, the Subsidiary Guarantors and Credit Suisse, Cayman Islands Branch, as collateral agent, entered into a security agreement, dated as of February 16, 2007.

A copy of the press release announcing the closing of the new credit facility is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 1.01 by reference. Copies of the credit agreement and related security agreement are filed as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 16, 2007, by and among KKDC, KKDI, the Subsidiary Guarantors party thereto, the Lenders party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent, collateral agent, issuing lender and swingline lender

10.2	Security Agreement, dated as of February 16, 2007, by and among KKDC, KKDI, the Subsidiary Guarantors party thereto and Credit Suisse, Cayman Islands Branch, as collateral agent
99.1	Press release (“Krispy Kreme Announces Completion of Refinancing”) dated February 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: February 23, 2007

By:  /s/ Michael C. Phalen

       Michael C. Phalen
       Chief Financial Officer